Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS THIRD QUARTER 2019 RESULTS
PITTSBURGH & CHICAGO - October 31, 2019 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported third quarter 2019 financial results that reflected a one-time gain on the sale of the Company's Canadian natural cheese business, lower net sales, and higher input costs.

“While our third-quarter results remain below our potential, we showed sequential improvement versus the first half, and I believe we are beginning to operate the business better,” said Kraft Heinz CEO Miguel Patricio. "We are making good progress in identifying and addressing the root causes of past performance, as well as setting our strategic direction. Although there is still much work ahead, we’re encouraged by our improving performance, and are even more confident in our ability to turn around the Company and set a path of long term growth and profitability.”

Q3 2019 Financial Summary

	For the Three Months Ended		Year-over-year Change
	September 28, 2019	September 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions, except per share data)
Net sales	$6,076	$6,383	(4.8)%	(1.7) pp	(2.0) pp	(1.1)%
Operating income/(loss)	1,180	1,074	9.8%
Net income/(loss) attributable to common shareholders	899	619	45.4%
Diluted EPS	$0.74	$0.50	48.0%
Adjusted EBITDA(1)	1,469	1,594	(7.8)%	(3.2) pp	(1.4) pp
Adjusted EPS(1)	$0.69	$0.76	(9.2)%
Net sales were $6.1 billion, down 4.8 percent versus the year-ago period, including a negative 2.0 percentage point impact from divestitures and an unfavorable 1.7 percentage point impact from currency. Organic Net Sales(1) decreased 1.1 percent versus the year-ago period. Pricing increased 1.0 percent versus the prior year period, reflecting higher pricing in the United States, Rest of World and EMEA segments that more than offset lower pricing in Canada. Volume/mix was 2.1 percentage points below the prior year period as global growth in condiments and sauces was more than offset by lower shipments in the United States.

Net income attributable to common shareholders increased to $899 million and diluted EPS increased to $0.74, primarily reflecting the gain on the sale of Canadian natural cheese business and a non-cash impairment charge in the prior year period that was partially offset by debt extinguishment costs associated with the tender offers. Adjusted EBITDA decreased 7.8 percent versus the year-ago period to $1.5 billion, including 3.2 percentage point impact from unfavorable currency and a negative 1.4 percentage point impact from divestitures. Excluding these factors, the decrease was driven by declines in the United States and Canada, as well as higher general corporate expenses that more than offset growth in EMEA. Adjusted EPS decreased 9.2% percent to $0.69, reflecting lower Adjusted EBITDA, higher taxes on adjusted earnings in the current period, and lower interest expense versus the year-ago period.

Q3 2019 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	September 28, 2019	September 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$4,361	$4,431	(1.6)%	0.0 pp	0.0 pp	(1.6)%
Segment Adjusted EBITDA	1,155	1,176	(1.8)%	0.0 pp	0.0 pp
United States net sales were $4.4 billion, down 1.6 percent versus the year-ago period. Pricing increased 1.5 percentage points, driven by price increases across several categories, including Oscar Mayer cold cuts, Philadelphia cream cheese, macaroni & cheese, and Lunchables. This more than offset pricing to offset lower key commodity(2) costs in coffee and nuts. Volume/mix decreased 3.1 percentage points, primarily driven by lower retail takeaway in natural cheese, cold cuts and Lunchables, as well as unfavorable changes in retail inventory levels versus the prior year period. This more than offset consumption-led growth in condiments and sauces, and, to a lesser extent, nuts.
United States Segment Adjusted EBITDA decreased 1.8 percent versus the year-ago period to $1.2 billion, driven by unfavorable volume/mix that more than offset higher pricing and favorable timing of marketing expenses versus the prior year period.
Canada

	For the Three Months Ended		Year-over-year Change
	September 28, 2019	September 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$415	$525	(21.1)%	(0.8) pp	(19.8) pp	(0.5)%
Segment Adjusted EBITDA	107	144	(25.7)%	(0.8) pp	(14.9) pp

Canada net sales were $415 million, 21.1 percent lower than the year-ago period, including a negative 19.8 percentage point impact from the Canadian natural cheese divestiture and a 0.8 percentage point unfavorable impact from currency. Organic Net Sales decreased 0.5 percent versus the year-ago period. Pricing declined 2.6 percentage points, driven by increased promotional activity and unfavorable trade expense in cheese that more than offset higher pricing of macaroni and cheese. Volume/mix increased 2.1 percent, reflecting growth from increased promotional support in cheese and pasta sauce, as well as a partial recovery of retail inventory levels in certain categories. These gains more than offset a decline in macaroni and cheese due to reduced promotional activity and lower coffee shipments versus the prior year period.
Canada Segment Adjusted EBITDA decreased 25.7 percent versus the year-ago period to $107 million, including a 14.9 percentage point impact from a divestiture and a 0.8 percentage point unfavorable impact from currency. Excluding the impact of these factors, the decrease versus the prior year was driven by lower pricing and higher input costs.

EMEA

	For the Three Months Ended		Year-over-year Change
	September 28, 2019	September 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$612	$634	(3.5)%	(3.9) pp	0.0 pp	0.4%
Segment Adjusted EBITDA	165	165	0.3%	(4.4) pp	0.0 pp
EMEA net sales were $612 million, down 3.5 percent versus the year-ago period, due to a negative 3.9 percentage point impact from currency. Organic Net Sales increased 0.4 percent versus the year-ago period. Pricing was up 0.2 percentage points, with higher pricing in the UK more than offsetting lower pricing in other regions. Volume/mix increased 0.2 percentage points, driven by favorable shipment timing versus the prior year period in Russia and foodservice growth across most regions that more than offset ongoing weakness in infant nutrition.
EMEA Segment Adjusted EBITDA increased 0.3 percent versus the year-ago period to $165 million, despite a negative 4.4 percentage point impact from currency. Excluding currency, Segment Adjusted EBITDA increased 4.7 percent, primarily reflecting lower supply chain costs.
Rest of World(3)

	For the Three Months Ended		Year-over-year Change
	September 28, 2019	September 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$688	$793	(13.3)%	(10.2) pp	(3.3) pp	0.2%
Segment Adjusted EBITDA	100	148	(32.7)%	(31.1) pp	2.1 pp
Rest of World net sales of $688 million decreased 13.3 percent versus the year-ago period, including a negative 10.2 percentage point impact from currency and a 3.3 percentage point negative impact from the India nutritional beverages divestiture. Organic Net Sales increased 0.2 percent versus the year-ago period, driven by a 0.9 percentage point increase from pricing. Price increases in Latin America, including in highly inflationary markets, more than offset lower pricing in Asia Pacific. Volume/mix decreased 0.7 percentage points, as ongoing weakness in China infant nutritional products more than offset growth from condiments and sauces, foodservice, and Indonesia beverages.
Rest of World Segment Adjusted EBITDA decreased 32.7 percent versus the year-ago period to $100 million, due to a negative 31.1 percentage point impact from currency, as well as higher supply chain costs and lower Organic Net Sales in Asia Pacific.
End Notes

(1)
Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)	Rest of World comprises two operating segments: Latin America and Asia Pacific.
Webcast, Conference Call, and Filing Information
A webcast of The Kraft Heinz Company's third quarter 2019 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 8:30 a.m. Eastern Daylight Time.
ABOUT THE KRAFT HEINZ COMPANY

For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (Nasdaq: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2018 net sales of approximately $26 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “commit,” “plan,” "believe," "anticipate," "reflect," "invest," "make," "expect," "deliver," “develop,” "drive," "assess," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "remain," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, costs and cost savings, legal matters, taxes, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, pipeline, and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers, suppliers and other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to identify, complete or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures or other investments; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company’s ability to successfully execute its strategic initiatives; the impacts of the Company’s international operations; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company’s management team or other key personnel and the Company’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; impacts of natural events in the locations in which we or the Company’s customers, suppliers, distributors, or regulators operate; the Company’s ownership structure; the Company’s indebtedness and ability to pay such indebtedness; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to the Company’s restatement and any potential actions resulting from the Securities and Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; an inability to remediate the material weaknesses in the Company’s internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; the Company’s failure to prepare and timely file its periodic reports; the restatement of certain of the Company’s previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues; the Company’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of the Company's common stock in the public markets; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

			Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$6,076	$6,383	$18,441	$19,377
Cost of products sold	4,129	4,289	12,401	12,672
Gross profit	1,947	2,094	6,040	6,705
Selling, general and administrative expenses, excluding impairment losses	762	803	2,341	2,323
Goodwill impairment losses	—	—	744	133
Intangible asset impairment losses	5	217	479	318
Selling, general and administrative expenses	767	1,020	3,564	2,774
Operating income/(loss)	1,180	1,074	2,476	3,931
Interest expense	398	326	1,035	959
Other expense/(income)	(380)	(71)	(893)	(181)
Income/(loss) before income taxes	1,162	819	2,334	3,153
Provision for/(benefit from) income taxes	264	201	584	779
Net income/(loss)	898	618	1,750	2,374
Net income/(loss) attributable to noncontrolling interest	(1)	(1)	(3)	(2)
Net income/(loss) attributable to common shareholders	$899	$619	$1,753	$2,376

Basic shares outstanding	1,221	1,219	1,220	1,219
Diluted shares outstanding	1,223	1,226	1,223	1,227

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.74	$0.51	$1.44	$1.95
Diluted earnings/(loss) per share	0.74	0.50	1.43	1.94

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 28, 2019
United States	$4,361	$—	$—	$4,361
Canada	415	(4)	1	418
EMEA	612	(24)	—	636
Rest of World	688	(13)	—	701
	$6,076	$(41)	$1	$6,116

September 29, 2018
United States	$4,431	$—	$—	$4,431
Canada	525	—	104	421
EMEA	634	—	—	634
Rest of World	793	71	23	699
	$6,383	$71	$127	$6,185

Year-over-year growth rates
United States	(1.6)%	0.0 pp	0.0 pp	(1.6)%	1.5 pp	(3.1) pp
Canada	(21.1)%	(0.8) pp	(19.8) pp	(0.5)%	(2.6) pp	2.1 pp
EMEA	(3.5)%	(3.9) pp	0.0 pp	0.4%	0.2 pp	0.2 pp
Rest of World	(13.3)%	(10.2) pp	(3.3) pp	0.2%	0.9 pp	(0.7) pp
Kraft Heinz	(4.8)%	(1.7) pp	(2.0) pp	(1.1)%	1.0 pp	(2.1) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 28, 2019
United States	$13,074	$—	$—	$13,074
Canada	1,425	(46)	227	1,244
EMEA	1,862	(109)	—	1,971
Rest of World	2,080	(91)	51	2,120
	$18,441	$(246)	$278	$18,409

September 29, 2018
United States	$13,312	$—	$—	$13,312
Canada	1,573	—	308	1,265
EMEA	2,026	—	21	2,005
Rest of World	2,466	211	144	2,111
	$19,377	$211	$473	$18,693

Year-over-year growth rates
United States	(1.8)%	0.0 pp	0.0 pp	(1.8)%	(0.7) pp	(1.1) pp
Canada	(9.5)%	(3.0) pp	(4.8) pp	(1.7)%	(2.8) pp	1.1 pp
EMEA	(8.1)%	(5.4) pp	(1.0) pp	(1.7)%	0.0 pp	(1.7) pp
Rest of World	(15.7)%	(11.9) pp	(4.2) pp	0.4%	1.3 pp	(0.9) pp
Kraft Heinz	(4.8)%	(2.3) pp	(1.0) pp	(1.5)%	(0.5) pp	(1.0) pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income/(loss)	$898	$618	$1,750	$2,374
Interest expense	398	326	1,035	959
Other expense/(income)	(380)	(71)	(893)	(181)
Provision for/(benefit from) income taxes	264	201	584	779
Operating income/(loss)	1,180	1,074	2,476	3,931
Depreciation and amortization (excluding integration and restructuring expenses)	243	245	730	679
Integration and restructuring expenses	15	32	56	215
Deal costs	6	3	19	19
Unrealized losses/(gains) on commodity hedges	9	6	(30)	11
Impairment losses	5	217	1,223	451
Equity award compensation expense (excluding integration and restructuring expenses)	11	17	26	44
Adjusted EBITDA	$1,469	$1,594	$4,500	$5,350

Segment Adjusted EBITDA:
United States	$1,155	$1,176	$3,539	$3,969
Canada	107	144	371	451
EMEA	165	165	479	553
Rest of World	100	148	303	505
General corporate expenses	(58)	(39)	(192)	(128)
Adjusted EBITDA	$1,469	$1,594	$4,500	$5,350

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 28, 2019
United States	$1,155	$—	$1,155
Canada	107	(1)	108
EMEA	165	(7)	172
Rest of World	100	(1)	101
General corporate expenses	(58)	1	(59)
	$1,469	$(8)	$1,477

September 29, 2018
United States	$1,176	$—	$1,176
Canada	144	—	144
EMEA	165	—	165
Rest of World	148	46	102
General corporate expenses	(39)	—	(39)
	$1,594	$46	$1,548

Year-over-year growth rates
United States	(1.8)%	0.0 pp	(1.8)%
Canada	(25.7)%	(0.8) pp	(24.9)%
EMEA	0.3%	(4.4) pp	4.7%
Rest of World	(32.7)%	(31.1) pp	(1.6)%
General corporate expenses	49.8%	(2.8) pp	52.6%
Kraft Heinz	(7.8)%	(3.2) pp	(4.6)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 28, 2019
United States	$3,539	$—	$3,539
Canada	371	(12)	383
EMEA	479	(28)	507
Rest of World	303	(11)	314
General corporate expenses	(192)	4	(196)
	$4,500	$(47)	$4,547

September 29, 2018
United States	$3,969	$—	$3,969
Canada	451	—	451
EMEA	553	—	553
Rest of World	505	147	358
General corporate expenses	(128)	—	(128)
	$5,350	$147	$5,203

Year-over-year growth rates
United States	(10.8)%	0.0 pp	(10.8)%
Canada	(17.8)%	(2.7) pp	(15.1)%
EMEA	(13.3)%	(5.0) pp	(8.3)%
Rest of World	(40.0)%	(27.5) pp	(12.5)%
General corporate expenses	50.0%	(2.6) pp	52.6%
Kraft Heinz	(15.9)%	(3.3) pp	(12.6)%

			Schedule 7
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Diluted EPS	$0.74	$0.50	$1.43	$1.94
Integration and restructuring expenses(a)	0.01	0.03	0.04	0.19
Deal costs(b)	0.01	—	0.01	0.01
Unrealized losses/(gains) on commodity hedges(c)	0.01	—	(0.02)	0.01
Impairment losses(d)	—	0.13	0.90	0.30
Losses/(gains) on sale of business(e)	(0.13)	—	(0.29)	0.01
Nonmonetary currency devaluation(f)	—	0.05	0.01	0.11
Debt prepayment and extinguishment costs(g)	0.05	—	0.05	—
U.S. Tax Reform discrete income tax expense/(benefit)(h)	—	0.05	—	0.09
Adjusted EPS	$0.69	$0.76	$2.13	$2.66

(a)
Gross expenses included in integration and restructuring expenses were $15 million ($15 million after-tax) for the three months and $56 million ($44 million after-tax) for the nine months ended September 28, 2019 and $31 million ($31 million after-tax) for the three months and $278 million ($238 million after-tax) for the nine months ended September 29, 2018 and were recorded in the following income statement line items:

•
Cost of products sold included $12 million for the three months and $27 million for the nine months ended September 28, 2019 and $18 million for the three months and $175 million for the nine months ended September 29, 2018;

•
SG&A included $3 million for the three months and $29 million for the nine months ended September 28, 2019 and $14 million for the three months and $40 million for the nine months ended September 29, 2018; and

•	Other expense/(income) included income of $1 million for the three months and expenses of $63 million for the nine months ended September 29, 2018.

(b)
Gross expenses included in deal costs were $6 million ($7 million after-tax) for the three months and $19 million ($18 million after-tax) for the nine months ended September 28, 2019 and $3 million ($2 million after-tax) for the three months and $19 million ($15 million after-tax) for the nine months ended September 29, 2018 and were recorded in the following income statement line items:

•	Cost of products sold included $4 million for the nine months ended September 29, 2018; and

•
SG&A included $6 million for the three months and $19 million for the nine months ended September 28, 2019 and $3 million for the three months and $15 million for the nine months ended September 29, 2018.

(c)
Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were expenses of $9 million ($7 million after-tax) for the three months and income of $30 million ($22 million after-tax) for the nine months ended September 28, 2019 and expenses of $6 million ($5 million after-tax) for the three months and $11 million ($9 million after-tax) for the nine months ended September 29, 2018 and were recorded in cost of products sold.

(d)	Gross impairment losses, which were recorded in SG&A, included the following:

•
Goodwill impairment losses of $744 million ($717 million after-tax) for the nine months ended September 28, 2019 and $133 million ($133 million after-tax) for the nine months ended September 29, 2018; and

•
Intangible asset impairment losses of $5 million ($7 million after-tax) for the three months and $479 million ($381 million after-tax) for the nine months ended September 28, 2019 and $217 million ($153 million after-tax) for the three months and $318 million ($233 million after-tax) for the nine months ended September 29, 2018.

(e)
Gross expenses/(income) included in losses/(gains) on sale of business were income of $244 million ($158 million after-tax) for the three months and $490 million ($348 million after-tax) for the nine months ended September 28, 2019 and expenses of $15 million ($15 million after-tax) for the nine months ended September 29, 2018 and were recorded in other expense/(income).

(f)
Gross expenses included in nonmonetary currency devaluation were $4 million ($4 million after-tax) for the three months and $10 million ($10 million after-tax) for the nine months ended September 28, 2019 and $64 million ($64 million after-tax) for the three months and $131 million ($131 million after-tax) for the nine months ended September 29, 2018 and were recorded in other expense/(income).

(g)
Gross expenses included in debt prepayment and extinguishment costs were $88 million ($62 million after-tax) for the three months and nine months ended September 28, 2019 and were recorded in other expense/(income).

(h)	U.S. Tax Reform discrete income tax expense/(benefit) included expenses of $62 million for the three months and $106 million for the nine months ended September 29, 2018.

		Schedule 8
The Kraft Heinz Company Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	September 28, 2019	December 29, 2018
ASSETS
Cash and cash equivalents	$2,315	$1,130
Trade receivables, net	1,959	2,129
Income taxes receivable	119	152
Inventories	3,158	2,667
Prepaid expenses	415	400
Other current assets	1,124	1,221
Assets held for sale	35	1,376
Total current assets	9,125	9,075
Property, plant and equipment, net	6,926	7,078
Goodwill	35,826	36,503
Intangible assets, net	48,714	49,468
Other non-current assets	2,231	1,337
TOTAL ASSETS	$102,822	$103,461
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$15	$21
Current portion of long-term debt	2,545	377
Trade payables	4,156	4,153
Accrued marketing	458	722
Interest payable	278	408
Other current liabilities	1,658	1,767
Liabilities held for sale	2	55
Total current liabilities	9,112	7,503
Long-term debt	28,112	30,770
Deferred income taxes	12,010	12,202
Accrued postemployment costs	315	306
Other non-current liabilities	1,467	902
TOTAL LIABILITIES	51,016	51,683
Redeemable noncontrolling interest	2	3
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	57,293	58,723
Retained earnings/(deficit)	(3,241)	(4,853)
Accumulated other comprehensive income/(losses)	(2,126)	(1,943)
Treasury stock, at cost	(265)	(282)
Total shareholders' equity	51,673	51,657
Noncontrolling interest	131	118
TOTAL EQUITY	51,804	51,775
TOTAL LIABILITIES AND EQUITY	$102,822	$103,461